Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (the “Agreement”) is made by and between Federal Home Loan Bank of Dallas (the “Bank”), and Scott Trapani (the “Executive”) (collectively, the “Parties”).
WHEREAS, the Executive has been employed by the Bank for approximately twenty-one (21) months;
WHEREAS, the Executive entered into an Executive Employment Agreement with the Bank effective January 1, 2014 (the “Employment Agreement”);
WHEREAS, pursuant to that Employment Agreement, the Executive was employed as the Bank’s Chief Risk Officer;
WHEREAS, the Executive resigned from the Bank effective April 10, 2015;
WHEREAS, the Parties dispute whether and to what extent the Executive is entitled to monies and benefits under his Employment Agreement as a result of his separation; and
WHEREAS, the Parties wish to resolve amicably the Executive’s separation from the Bank, and in lieu of any amount and benefits that might otherwise be payable to the Executive under his Employment Agreement, establish the terms of the Executive’s separation arrangement which the Parties acknowledge are subject to final approval by the Federal Housing Finance Agency;
NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Separation Date. The Executive’s effective date of resignation from the Bank is April 10, 2015 (the “Separation Date”). The Executive hereby resigns as of the Separation Date from all positions with the Bank.

2.Separation Benefits. Provided the Executive executes this Agreement by April 15, 2015, the Bank will provide him with the following Separation Benefits (the “Separation Benefits”):

a.
Separation Pay. The Bank will continue to pay the Executive’s base salary through December 31, 2015 at the Executive’s current semi-monthly rate of $16,596, less all applicable taxes and withholdings ( the “Separation Pay”).

b.
Timing and Mode of Payment. The Separation Pay will be paid in installments in accordance with the Bank’s regular payroll practices, commencing with the first payment after the Executive’s execution and timely return of this Agreement. There will be no other payments or benefits other than those set forth in this Paragraph 2 and in Paragraph 3 below.

c.	Vacation. The Bank will pay the Executive for all accrued and unutilized vacation time through April 10, 2015, less all applicable taxes and withholdings.

d.
Confirmation of Certain Benefits. The Bank acknowledges that the Executive retains his rights to all benefits and plans that he is vested in, including but not limited to: (i) the Pentegra Defined Contribution Plan for Financial Institutions which includes the 401(k), and (ii) the Consolidated Deferred Compensation Plan.

3.Insurance. If the Executive is eligible for and elects continuation benefit coverage under the Bank’s medical, dental, and vision insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and timely signs and does not revoke the ADEA Release as set forth in Attachment A, the Bank will continue to cover the Executive and his eligible dependents under the Bank’s medical, dental and vision plans as follows: (i) the Bank will pay all COBRA premium costs related to the insurance plans through December 31, 2015, and (ii) the Executive will pay all COBRA premium costs beginning January 1, 2016 for as long as, and to the extent the Executive remains eligible for COBRA continuation coverage. In addition, the Bank will cover the first $3,000 of deductible for the Executive and his family under the medical insurance plan.
4.Executive’s Release. In consideration of the Separation Benefits set forth in Paragraph 2, which the Executive acknowledges he would not otherwise be entitled to receive, and the Bank’s release of claims in Paragraph 5 below, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Bank, its successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Executive ever had or now has against any or all of the Released Parties, including, but not limited to, those claims arising out of the Executive’s employment with and/or separation from the Bank, including, but not limited to, all claims under his Employment Agreement, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000e et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement

Income Security Act of 1974 (“ERISA”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, 15 U.S.C. § 78u-6, the Financial Institutions Reform, Recovery and Enforcement Act, 12 U.S.C. § 1811 et seq., Executive Order 11246, and Executive Order 11141, all as amended; all claims arising out of the Texas Commission on Human Rights Act, Tex. Lab. Code Ann. § 21.001 et seq., Tex. Lab. Code Ann. § 21.055 et seq. (Texas whistleblower protection law), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested benefits, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Bank (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. This release shall not apply to any of the Bank’s obligations under this Agreement, or any vested 401(k), retirement plan, or COBRA continuation coverage benefits.
5.Bank’s Release. In consideration of the release of claims by the Executive in Paragraph 4 above and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the Bank, hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive for any acts in the course and scope of his employment which were committed in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interest of the Bank.

6.Continuing Obligations. The Executive acknowledges and reaffirms: (i) his obligations to keep confidential and not to use or disclose all non-public information concerning the Bank, its members, customers, employees and directors, or other Federal Home Loan Banks, that the Executive acquired during the course of his employment with the Bank, and (ii) his obligations with respect to Developments, as such term is defined and described more fully in Section 6 of the Employment Agreement, which remain in full force and effect. Executive further acknowledges and reaffirms his non-solicitation and non-competition obligations set forth in Section 7 of the Employment Agreement which shall remain in full force and effect with the exception that the Executive will not be prohibited by the non-competition obligations from being employed by another Federal Home Loan Bank.
7.Return of Bank Property. The Executive confirms that he has returned to the Bank all property set forth in Section 6.1(b) of the Employment Agreement, and all other Bank property in the Executive’s possession, custody or control and has left intact all electronic Bank documents, including but not limited to those which the Executive developed or helped to develop during his employment. The Executive further confirms that he has returned all accounts for his benefit, if any, in the Bank’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and computer accounts.
8.Business Expenses and Final Compensation. The Executive shall submit for reimbursement his final business expenses incurred in conjunction with the performance of his employment within 30 days of the Separation Date. The Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Bank, including payment for all wages, bonuses, and accrued, unused vacation time, and that no additional compensation is owed to him other than as set forth in this Agreement.

9.Non-Disparagement. The Executive understands and agrees that as a condition for payment to him of the Separation Benefits, he shall not directly or indirectly, make any false, disparaging, derogatory or defamatory statements, whether written or verbal, to any person or entity, including, but not limited to, any media outlet, industry group or financial institution, regarding any current or former officer, director, employee, consultant or customer of the Bank, or regarding the Bank or any of the other Released Parties, or regarding the Bank’s business affairs, business prospects, or financial condition. The Bank will direct its officers and directors not to make any false, disparaging, derogatory or defamatory statement concerning the Executive or Executive’s performance, whether written or verbal, including to any media outlet or prospective employer of the Executive. This directive shall not apply to communications (i) with auditors, (ii) with government officials or regulators, (iii) amongst directors, (iv) amongst officers, (v) amongst directors and officers, (vi) with counsel, and (vii) a statement under oath or a disclosure under law or as part of a legal proceeding. This paragraph is not intended to bar the Parties from giving testimony pursuant to a compulsory legal process pursuant to subpoena or court order. The Executive however agrees to notify the General Counsel of the Bank promptly, but in no event later than two days after receipt by the Executive, in writing by facsimile, email, or by overnight mail of any such subpoena or court order or legal compulsion and to allow the Bank five business days from receipt of notification by the Executive of the legal process in question to make objection or move to quash. The Executive agrees to provide all particulars needed for a timely objection, including a copy of any subpoena or court order. It is understood and agreed that, in the event that the Executive is required to give testimony, the Bank is the holder of the attorney-client privilege and work product protections, that the Bank does not intend to waive, expressly or impliedly, said privileges and protections, and that the Executive agrees to vigorously protect and resist disclosure of confidential information, including but not limited to attorney-client privileged and work product protected information, unless otherwise ordered or required by a legal authority. Once any objection is lodged, the Executive agrees that he will not disclose any information until such time as the objection is finally ruled upon, including by any court of appeal, unless otherwise ordered or required to do so by a legal authority.
10.Continued Assistance. The Executive agrees that after the Separation Date he will provide reasonable cooperation to the Bank in transitioning his job duties as reasonably requested by the Bank and performing any other tasks as reasonably requested by the Bank.
11.Cooperation. To the extent permitted by law, the Executive agrees to cooperate fully with the Bank in the defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be threatened or brought in the future against or on behalf of the Bank or any investigations, claims or actions involving former Bank employees, whether before a state or federal court, any state or federal government agency, government regulator, or a mediator or arbitrator. The Executive’s full cooperation in connection with such investigations, claims and actions shall include, but not be limited to, being available to meet with counsel to prepare its claims or defenses, to prepare for trial or discovery or an administrative hearing or a mediation or arbitration and to act as a witness when requested by the Bank. The Executive agrees that he will notify the General Counsel of the Bank promptly in the event that he is served with a subpoena or is asked to provide information concerning any investigation, or any actual or potential complaint or claim against the Bank.
12.Response to Inquiries. The Bank shall respond to inquiries from prospective employers by providing only the dates of the Executive’s employment and the position held.

13.Amendment. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.
14.Waiver of Rights. No delay or omission by the Bank or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Bank on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
15.Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.
16.Confidentiality. To the extent permitted by law, the Executive and the Bank understand and agree that the terms and contents of this Agreement and the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by the Executive and the Bank and their agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law including required Form 10-K, Form 10-Q or Form 8‑K securities filings, or as otherwise agreed to in writing by the Parties or as deemed necessary by the Bank for business reasons; provided however, the Executive may inform his family and financial, tax, professional, pastoral and legal advisors of the contents and terms of this Agreement after notifying them of this confidentiality requirement.

17.Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with the Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.
18.Applicable Law. This Agreement shall be governed by the laws of the State of Texas without regard to conflict of laws provisions. The Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the State of Texas, or if appropriate, a federal court located in the State of Texas (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.
19.Tax Acknowledgement. In connection with the payments and consideration provided to the Executive pursuant to this Agreement, the Bank shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such payments and consideration under applicable law. The Executive acknowledges that he is not relying upon the advice or representation of the Bank with respect to the tax treatment of any of the payments or benefits set forth in Paragraph 2 of this Agreement.

20.Section 409A. The payments under this Agreement are intended to comply with, or be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986 and this Agreement shall be administered and construed accordingly.
21.Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the Executive’s Separation Benefits and the settlement and release of claims between the Parties and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this Paragraph, however, shall modify, cancel or supersede the Executive’s obligations set forth in Paragraph 6 above.
22.Recital Paragraphs. The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.
23.Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the latest of the dates set forth below.

Signatures on Following Page

Federal Home Loan Bank of Dallas

Date:	4/16/2015	By:	/s/ Sanjay Bhasin
Sanjay Bhasin
President and Chief Executive Officer

Date:	4/13/2015	/s/ Scott Trapani
Scott Trapani

ATTACHMENT A
ADEA Release
In consideration of the Bank’s agreement to pay the full COBRA premiums on behalf of the Executive and his eligible dependents, as described in Section 3 of the Separation and Release Agreement, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Bank, any successors, and all of their respective past and present officers, directors, stockholders, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, and causes of action under the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq..
The Executive acknowledges that he has been given at least twenty-one (21) days to consider this Attachment A, and that the Bank is hereby advising the Executive to consult with an attorney of his own choosing prior to signing this Attachment A. The Executive understands that he may revoke this Attachment A for a period of seven (7) days after he signs it, and the Attachment A shall not be effective or enforceable until the expiration of this seven (7) day revocation period. The Executive understands and agrees that by entering into this Attachment A he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that the Executive has received consideration beyond that to which he was previously entitled. The Executive further understands and agrees that he will not be entitled to receive the insurance premium payments described above if he fails to execute or revokes this Attachment A.

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IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the latest of the dates set forth below.

Federal Home Loan Bank of Dallas

Date:	4/16/2015	By:	/s/ Sanjay Bhasin
Sanjay Bhasin
President and Chief Executive Officer

Date:	4/13/2015	/s/ Scott Trapani
Scott Trapani

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